Exhibit 10.1

AMENDMENT NO. 5 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 5 TO CREDIT AGREEMENT (this “Amendment”) is dated as of December 29, 2006, among:

LECROY CORPORATION, a Delaware corporation (hereinafter referred to as the “Borrower”);

The Lenders party hereto; and

THE BANK OF NEW YORK, as administrative agent for the Lenders referred to below (in such capacity, the “Administrative Agent” and in its individual capacity, “BNY”).

RECITALS

A.         The Borrower, the Lenders party thereto (the “Lenders”), and The Bank of New York, as Issuing Lender, Swingline Lender and Administrative Agent have entered into a Credit Agreement, dated as of October 29, 2004 (as amended pursuant to (i) a certain Amendment No. 1 and Consent, dated as of July 1, 2005, (ii) a certain Amendment No. 2 to Credit Agreement, dated as of May 9, 2006, (iii) a certain Amendment No. 3 to Credit Agreement, dated as of September 26, 2006, and (iv) a certain Amendment No. 4 to Credit Agreement, dated as of September 28, 2006, as in effect on the date hereof and as it may hereafter be further amended, restated or otherwise modified the “Credit Agreement”).

B.        Effective October 1, 2006, BNY assigned to JPMorgan Chase Bank, N.A. (a) BNY’s rights and obligations as a Lender under the Credit Agreement and the other Loan Documents, including its Revolving Commitment, Term Loan Commitment, Letter of Credit Commitment, and Swingline Commitment, and (b) BNY’s Term Loans, Revolving Loans and participations in Letters of Credit issued by BNY, as Issuing Bank and Swing Line Loans made by BNY, as Swing Line Lender.

C.        The Borrower has requested that the Lenders agree to amend Sections 7.14 and 7.15 of the Credit Agreement and the Lenders have agreed to do so on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements and provisions contained herein, the parties hereto hereby agree as follows:

1.          Definitions. Capitalized terms used herein that are defined in the Credit Agreement and not otherwise defined herein shall have the meanings ascribed thereto therein.

2.          Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

2.1        Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by adding the following Defined Terms in appropriate alphabetical order:

“Amendment No. 5” means Amendment No. 5 to Credit Agreement, dated as of December 29, 2006.

2.2        Section 7.14 (Leverage Ratio) of the Credit Agreement is hereby amended by deleting the text of such Section and substituting therefor the following:

“Section 7.14 (Leverage Ratio)~~:~~. As of the last day of any fiscal quarter during any period set forth below, the Borrower will not permit the Leverage Ratio for the four fiscal quarters ending on or prior to such date to be greater than the ratio set forth below opposite such period:

Period	Ratio
Effective Date through December 30, 2005	3.50:1.00

December 31, 2005 through September 30, 2006	3.00:1.00

March 31, 2007 through December 30, 2007	2.50:1.00

December 31, 2007 and thereafter	2.00:1.00

2.3        Section 7.15 (Fixed Charge Coverage Ratio) of the Credit Agreement is hereby amended by deleting the text of such Section and substituting therefor the following:

“Section 7.15 (Fixed Charge Coverage Ratio) . The Borrower will not permit the Fixed Charge Coverage Ratio as of the end of each fiscal quarter for the four fiscal quarter period ending on such day (a) from the Effective Date through September 30, 2006 and (b) from (and including) March 31, 2007 and thereafter to be less than, in each case, 1.10:1.00.”

3.	Conditions Precedent to Effectiveness.

Upon the fulfillment of the following conditions precedent, this Amendment and the amendments contained in Section 2 hereof shall become effective as of December 29, 2006:

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3.1        Amendment. The Administrative Agent shall have received this Amendment, duly executed by a duly authorized officer or officers of the Borrower, the Administrative Agent and the Required Lenders.

3.2        Fees. The Administrative Agent shall have received all fees and other amounts due and payable to the Administrative Agent and the Lenders under the Loan Documents upon the execution of this Amendment, including, (a) to the extent invoiced, reimbursement or payment of the fees and disbursements of Special Counsel and all other out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder and (b) a fee to each Lender executing this Amendment on or prior to 5:00 P.M. Eastern Time on December 29, 2006 equal to 0.05% of such Lender’s Revolving Commitment, all of which fees shall be earned and non-refundable whether or not the other conditions in this Section have been or are satisfied and notwithstanding the termination of this Amendment after the execution thereof.

3.3        Other Documents. The Administrative Agent shall have received all other documents that the Administrative Agent may reasonably request with respect to any matter relevant to this Amendment.

4.          Representations and Warranties. The Borrower represents and warrants to the Lenders and the Administrative Agent that:

4.1        No Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred or be continuing.

4.2        Existing Representations and Warranties. As of the date hereof and after giving effect to this Amendment, each and every one of the representations and warranties set forth in the Loan Documents is true, accurate and complete in all respects and with the same effect as though made on the date hereof, and each is hereby incorporated herein in full by reference as if restated herein in its entirety, except for any representation or warranty limited by its terms to a specific date and except for changes in the ordinary course of business which are not prohibited by the Credit Agreement (as amended hereby) or changes which do not, either singly or in the aggregate, have a Material Adverse Effect.

4.3        Authority; Enforceability. (i) The execution, delivery and performance by the Borrower of this Amendment are within its corporate powers and have been duly authorized by all necessary corporate action, (ii) this Amendment is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and (iii) this Amendment and the execution, delivery and performance by the Borrower hereof does not: (A) contravene the terms of the Borrower’s organizational documents; (B) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Liens under the Loan Documents) under, any document evidencing any contractual obligation to which the Borrower is a party

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or any order, injunction, writ or decree to which it or its respective property is subject; or (C) violate any requirement of law.

5.	Reference to and Effect Upon the Credit Agreement.

5.1        Effect. Except as specifically amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.

5.2        No Waiver; References. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement, or constitute a waiver of any provision of the Credit Agreement, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in:

(i)         the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby;

(ii)         the other Loan Documents to the term “the Credit Agreement” shall mean and be a reference to the Credit Agreement as amended hereby; and

(iii)        the Loan Documents to the term “the Loan Documents” shall be deemed to include this Amendment.

6.	Miscellaneous.

6.1        Expenses. The Borrower agrees to pay the Administrative Agent upon demand for all reasonable expenses, including reasonable attorneys’ fees and expenses of the Administrative Agent, incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment.

6.2        Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

6.3        Law; Waiver of Trial by Jury. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS AMENDMENT.

6.4        Successors. This Amendment shall be binding upon the Borrower, the Lenders and the Administrative Agent and their respective successors and assigns, and shall

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inure to the benefit of the Borrower, the Lenders and the Administrative Agent and the successors and assigns of the Lenders and the Administrative Agent.

6.5        Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, including counterparts executed and delivered by facsimile, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers on the date first written above.

LECROY CORPORATION

By: /s/ Sean B. O'Connor
Name: Sean B. O'Connor Title: Vice President and Chief Financial Officer

Amendment No. 5 to LeCroy Credit Agreement

THE BANK OF NEW YORK, as Administrative Agent

By: _______________________________
Name: Title:

Amendment No. 5 to LeCroy Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender

By: _______________________________ Name: ____________________________ Title: _____________________________

Amendment No. 5 to LeCroy Credit Agreement

WEBSTER BANK, NATIONAL ASSOCIATION, as a Lender

By: _______________________________ Name: ____________________________ Title: _____________________________

Amendment No. 5 to LeCroy Credit Agreement

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By: _______________________________ Name: ____________________________ Title: _____________________________

Amendment No. 5 to LeCroy Credit Agreement

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By: _______________________________ Name: ____________________________ Title: _____________________________

Amendment No. 5 to LeCroy Credit Agreement